UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2012

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51734	37-1516132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2780 Waterfront Pkwy E. Drive Suite 200
Indianapolis, Indiana		46214
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2012, Calumet Specialty Products Partners, L.P. (the “Partnership”) and Calumet Finance Corp. (“Calumet Finance” and, together with the Partnership, the “Issuers”) closed their private placement of $275 million aggregate principal amount of a new series of the Issuers’ 9 5/8% senior notes due 2020 (the “2020 Notes”). The 2020 Notes were issued at a discounted price of 98.25 percent of par, for net proceeds of approximately $262 million after deducting the Initial Purchasers’ discount and estimated offering expenses, pursuant to the Purchase Agreement, dated June 21, 2012 (the “Purchase Agreement”), entered into by the Issuers, Calumet GP, LLC (the “General Partner”) and certain subsidiary guarantors named therein (the “Guarantors”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”). The net proceeds were deposited into escrow pending the completion of the Partnership’s previously announced acquisition of Royal Purple, Inc. (the “Royal Purple Acquisition”). The 2020 Notes were resold by the Initial Purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States pursuant to Regulation S under the Securities Act.

Indenture

The 2020 Notes are governed by an Indenture, dated June 29, 2012 (the “Indenture”), entered into by the Issuers and the Guarantors with Wilmington Trust, National Association, as trustee (the “Trustee”). The 2020 Notes will mature on August 1, 2020. Interest on the 2020 Notes is payable semi-annually in arrears on February 1 and August 1 of each year, beginning on February 1, 2013. The 2020 Notes are guaranteed on a senior unsecured basis by all of the Partnership’s operating subsidiaries and certain of the Partnership’s future subsidiaries. The Indenture required mandatory redemption of the 2020 Notes at a price equal to 98.25% of their principal amount (the initial issue price of the 2020 Notes), plus accrued and unpaid interest to the redemption date in the event the Royal Purple Acquisition had not closed prior to September 15, 2012.

Optional Redemption

On and after August 1, 2016, the Issuers may on any one or more occasions redeem all or a part of the 2020 Notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus any accrued and unpaid interest to the applicable redemption date on such 2020 Notes, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

Year	Percentage
2016	104.813%
2017	102.406%
2018 and at any time thereafter	100.000%

At any time prior to August 1, 2015, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 2020 Notes issued under the Indenture with the net proceeds of a public or private equity offering at a redemption price of 109.625% of the principal amount of the 2020 Notes, plus any accrued and unpaid interest to the date of redemption, provided that: (1) at least 65% of the aggregate principal amount of 2020 Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption; and (2) the redemption occurs within 120 days of the date of the closing of such public or private equity offering.

Prior to August 1, 2016, the Issuers may on any one or more occasions redeem all or part of the 2020 Notes at a redemption price equal to the sum of: (1) the principal amount thereof, plus (2) the Make Whole Premium, as defined in the Indenture, at the redemption date, plus any accrued and unpaid interest to the applicable redemption date.

Certain Covenants

The Indenture contains covenants that, among other things, restrict the Partnership’s ability and the ability of certain of its subsidiaries to: (i) sell assets; (ii) pay distributions on, redeem or repurchase the Partnership’s units or redeem or repurchase its subordinated debt; (iii) make investments; (iv) incur or guarantee additional indebtedness or issue preferred units; (v) create or incur certain liens; (vi) enter into agreements that restrict distributions or other payments from the Partnership’s restricted subsidiaries to the Partnership; (vii) consolidate, merge or transfer all or substantially all of the Partnership’s assets; (viii) engage in transactions with affiliates and (ix) create unrestricted subsidiaries. These covenants are subject to important exceptions and qualifications. However, at any time when the 2020 Notes are rated investment grade by both of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services and no Default or Event of Default, each as defined in the Indenture, has occurred and is continuing, many of these covenants will be suspended.

Upon the occurrence of certain change of control events, as defined in the Indenture, each holder of the 2020 Notes will have the right to require that the Issuers repurchase all or a portion of such holder’s 2020 Notes in cash at a purchase price equal to 101% of the aggregate principal amount thereof plus any accrued and unpaid interest to the date of repurchase.

Registration Rights Agreement

In connection with the private placement of the 2020 Notes, on June 29, 2012, the Issuers and the Guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Initial Purchasers obligating the Issuers to use reasonable best efforts to file an exchange registration statement with the Securities and Exchange Commission (the “Commission”) so that holders of the 2020 Notes can offer to exchange the 2020 Notes issued in the 2020 Notes offering for registered notes having substantially the same terms as the 2020 Notes and evidencing the same indebtedness as the 2020 Notes. Under certain circumstances, in lieu of a registered exchange offer, the Issuers and the Guarantors must use reasonable best efforts to file a shelf registration statement for the resale of the 2020 Notes. If the Issuers fail to satisfy these obligations on a timely basis, the annual interest borne by the 2020 Notes will be increased by up to 1.0% per annum until the exchange offer is completed or the shelf registration statement is declared effective.

The foregoing descriptions of the Indenture, the 2020 Notes and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture (including the form of 2020 Notes attached as an exhibit thereto) and the Registration Rights Agreement, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this report and are incorporated herein by reference, and of the Purchase Agreement, a copy of which was filed as Exhibit 1.1 to the Partnership’s Current Report on Form 8-K on June 25, 2012, and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 3, 2012, the Partnership completed the Royal Purple Acquisition for aggregate consideration of approximately $333 million, subject to customary post-closing purchase price adjustments. The Royal Purple Acquisition was financed with the net proceeds from the issuance of the Partnership’s 2020 Notes and with cash on hand of approximately $71 million.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On July 3, 2012, the Partnership issued a press release announcing the closing of the Royal Purple Acquisition. A copy of the press release is attached hereto as Exhibit 99.1. The press release is being furnished pursuant to General Instruction B.2 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor is it subject to the liabilities of that section or deemed incorporated by reference into any filing made by the Partnership under the Exchange Act or the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated June 29, 2012, by and among the Issuers, the Guarantors and the Trustee, governing the 2020 Notes.

4.2	Registration Rights Agreement, dated June 29, 2012, by and among the Issuers, the Guarantors and the Initial Purchasers, relating to the 2020 Notes.

99.1	Press release dated July 3, 2012, announcing the closing of the Royal Purple Acquisition.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALITY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC,
its general partner

Date: July 5, 2012	By:	/s/ R. Patrick Murray, II
	Name:	R. Patrick Murray, II
	Title:	Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description

4.1	Indenture, dated June 29, 2012, by and among the Issuers, the Guarantors and the Trustee, governing the 2020 Notes.

4.2	Registration Rights Agreement, dated June 29, 2012, by and among the Issuers, the Guarantors and the Initial Purchasers, relating to the 2020 Notes.

99.1	Press release dated July 3, 2012, announcing the closing of the Royal Purple Acquisition.